Exhibit 99.11
                                 -------------
                Computational Materials and/or ABS Term Sheets


CWABS 2005-10, Class AF1

Balance                           $81,794,000.00 Delay             0                Index           LIBOR_1MO | 0
Coupon                            3.82           Dated             9/20/2005        Mult / Margin   1 / 0.15
Settle                            9/20/2005      First Payment     10/25/2005       Cap / Floor     999 / 0


Balance                           WAC(1)               6.65211  WAM(1)       354
Coupon                            NET(1)               6.14311  WALA(1)        1
Settle




Price                                         1                  2                3               4                  5
                                    Disc Margin        Disc Margin      Disc Margin     Disc Margin        Disc Margin
                        100.00000            15                 15               15              15                 15

                              WAL          2.83               1.54             0.80            0.54               0.40
                         Mod Durn          2.61               1.47             0.78            0.53               0.39
                 Principal Window Oct05 - Dec11      Oct05 - Jan09    Oct05 - May07   Oct05 - Oct06      Oct05 - Jun06
              Principal Writedown  0.00 (0.00%)       0.00 (0.00%)     0.00 (0.00%)    0.00 (0.00%)       0.00 (0.00%)
        Gross Principal Writedown  0.00 (0.00%)       0.00 (0.00%)     0.00 (0.00%)    0.00 (0.00%)       0.00 (0.00%)
  Total Collat Group Loss (Collat
                        Maturity)  0.00 (0.00%)       0.00 (0.00%)     0.00 (0.00%)    0.00 (0.00%)       0.00 (0.00%)

                        LIBOR_1MO         3.670              3.670            3.670           3.670              3.670
                        LIBOR_6MO         4.061              4.061            4.061           4.061              4.061
                           Prepay         5 CPR             10 CPR           20 CPR          30 CPR             40 CPR
                       No Prepays
                                        Include                             Include         Include
            Lockout and Penalties     Penalties  Include Penalties        Penalties       Penalties  Include Penalties
           Prepay Penalty Haircut             0                  0                0               0                  0
              Optional Redemption      Call (Y)           Call (Y)         Call (Y)        Call (Y)           Call (Y)



Price                                             6
                                        Disc Margin
                        100.00000                15

                              WAL              0.31
                         Mod Durn              0.31
                 Principal Window     Oct05 - Apr06
              Principal Writedown      0.00 (0.00%)
        Gross Principal Writedown      0.00 (0.00%)
  Total Collat Group Loss (Collat
                        Maturity)      0.00 (0.00%)

                        LIBOR_1MO             3.670
                        LIBOR_6MO             4.061
                           Prepay            50 CPR
                       No Prepays

            Lockout and Penalties Include Penalties
           Prepay Penalty Haircut                 0
              Optional Redemption          Call (Y)

